QuickLinks -- Click here to rapidly navigate through this document

Exhibit 2.2

JOINDER AGREEMENT

        In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, pursuant to Sections 1.5 and 7.3 of the Agreement and Plan of Merger, dated as of November 16, 2004 (the "Merger Agreement"), by and between Kmart Holding Corporation ("Kmart") and Sears, Roebuck and Co. ("Sears"), the three undersigned corporations, each of which were formed solely for the purpose of effectuating the Mergers (as defined in the Merger Agreement) and the other transactions contemplated by the Merger Agreement and which have not prior to the date hereof conducted any business and have no assets or liabilities, except for assets or liabilities acquired or incurred, or business conducted, in connection with their organization, the execution, delivery and performance of the Merger Agreement or the consummation of the Mergers and the other transactions contemplated thereby, hereby join, enter into and become parties to the Merger Agreement and agree to be bound by the provisions of, and perform their respective obligations under, the Merger Agreement as if originally named as parties thereto. Kmart hereby confirms the statements of such parties made herein and each of Kmart, and Sears hereby acknowledges and agrees to the joinder of such parties to the Merger Agreement.

[Rest of this page intentionally left blank]

Dated as of the 27th day of January, 2005.
SEARS HOLDINGS CORPORATION
	By:	/s/ JAMES E. DEFEBAUGH Name: James E. Defebaugh Title: Vice President and Assistant Secretary
KMART ACQUISITION CORP.
	By:	/s/ JAMES E. DEFEBAUGH Name: James E. Defebaugh Title: President and Secretary
SEARS ACQUISITION CORP.
	By:	/s/ JAMES E. DEFEBAUGH Name: James E. Defebaugh Title: President and Secretary
Acknowledged and agreed:
KMART HOLDING CORPORATION
By:	/s/ AYLWIN B. LEWIS Name: Aylwin B. Lewis Title: President and Chief Executive Officer
SEARS, ROEBUCK AND CO.
By:	/s/ GLENN R. RICHTER Name: Glenn R. Richter Title: Executive Vice President and Chief Financial Officer
Signature page to Joinder Agreement

QuickLinks

JOINDER AGREEMENT